Exhibit 99.2
Interim Financial Information
for the period ended June 30, 2006
Pharma Bio-Research Metaholdings B.V.
Amsterdam
UNAUDITED

Contents

Interim Financial Information		3
Consolidated condensed balance sheet as at June 30, 2006		4
Consolidated condensed profit and loss account for the period ended June 30, 2006		6
Notes to the consolidated condensed balance sheet and profit and loss account		7
1.	General	7
2.	Restatement of previously issued financial statements	8
3.	Application of Generally Accepted Accounting Principles in the United States of America	9

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Interim Financial Information

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Consolidated condensed balance sheet as at June 30, 2006
(before proposed appropriation of result)

(x 1,000)	June 30, 2006		December 31, 2005
			As restated
	EUR	EUR	EUR	EUR
Assets

Fixed assets

Intangible fixed assets	8,890		9,646
Financial fixed assets	388		—
Tangible fixed assets	5,274		4,445

		14,552		14,091

Current assets
Work in progress	-1,390		-1,136
Receivables	5,702		5,622
Cash at banks and in hand	1,228		2,037

		5,540		6,523

		20,092		20,614

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(x 1,000)	June 30, 2006	December 31, 2005
		As restated
	EUR	EUR
Liabilities

Group equity
Shareholders’ equity	-77,942	-74,897

Provisions	490	733

Long-term liabilities	74,262	73,566

Current liabilities	23,282	21,212

	20,092	20,614

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Consolidated condensed profit and loss account for the period ended June 30, 2006

(x 1,000)	June 30, 2006		June 30, 2005
	EUR	EUR	EUR	EUR
Net turnover		19,067		20,353
Change work in progress		-254

Gross margin on turnover		18,813		20,353

Operating expenses	2,739		3,325
Salaries and wages	6,961		6,492
Social charges	779		738
Pension charges	334		303
Other personnel costs	864		759
Amortisation of goodwill	756		756
Depreciation of tangible fixed assets	1,304		1,539
Other operating expenses	4,540		3,980

Total operating expenses		18,277		17,892

Operating profit		536		2,461

Interest income		86
Interest expense		-3,668		-4,439

Net result after taxation		-3,046		-1,978

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Notes to the Interim Financial Information
1 General
1.1 Consolidation
The consolidated interim financial information comprise the financial information of the following companies:
-	Pharma Bio-Research Metaholdings B.V., Amsterdam (100%);

-	Pharma Bio-Research Holdings B.V., Amsterdam (100%);

-	Pharma Bio-Research Group B.V., Zuidlaren (100%);

-	Pharma Bio-Research USA Inc., Wellington (100%).
1.2 Principles of valuation assets and liabilities and determination of result
The accompanying unaudited financial information has been prepared in accordance with accounting principles generally accepted in the Netherlands. Accordingly, this unaudited financial information does not include all of the information and disclosures required by accounting principles generally accepted in the Netherlands for complete financial information. The accompanying unaudited financial information has been prepared on a basis consistent with the Company’s financial statements and notes thereto for the period ended December 31, 2005. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial information have been included. Interim results are not necessarily indicative of the results that may be expected for the year. The unaudited interim financial information should be read in conjunction with the financial statements and notes thereto for the period ended December 31, 2005.

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2 Restatement of previously issued financial statements
As result of the US GAAP reconciliation process the company has identified that the valuation of the loan of the Bank of Ireland was understated and the value of the warrant was understated. Consequently the company has restated both the loan from the Bank of Ireland and the valuation of the warrant issued to the Bank of Ireland. These restatements affect equity for the financial year ended December 31, 2005.

(x 1,000)	Equity
EUR
Previously issued financial statements	-70,614
Effect of restatement on equity	-4,283
Effect of restatement

Restated financial statements	-74,897

In addition to the restatement of the value, the classification of the loan from the Bank of Ireland (original value EUR 7.4 million) has changed from long term liability to short term liability of EUR 11.3 million due to the failure to meet debt covenants.
The warrant value was restated from EUR 4.3 million to EUR 0.5 million following a correction of the fair value.

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3 Application of Generally Accepted Accounting Principles in the United States of America
The Companies’ consolidated financial statements of Pharma Bio-Research Metaholdings B.V. have been prepared in accordance with generally accepted accounting principles in The Netherlands (Dutch GAAP), which differs in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). The effect of the application of US GAAP on net result and group equity, as reported under Dutch GAAP, is set out below.
Reconciliation of net result

	Period ended	Period ended
	June 30, 2006	June 30, 2005
	(In EUR * 1,000)	(In EUR * 1,000)
Net result reported under Dutch GAAP	(3,045)	(1,978)

a) Goodwill- amortization	622	622
b) Goodwill- purchased assets	61	61
c) Deferred financial costs	(188)	277
d) Investments grants	32	72
e) Redundancy provision	(100)	—
f) Restructuring provision	—	(1,111)
g) Valuation of loan – covenant violation	(25)	(25)

Net result under US GAAP	(2,643)	(2,082)
Reconciliation of group equity

		December 31,
	June 30, 2006	2005 (restated)
	(In EUR * 1,000)	(In EUR * 1,000)
Group equity reported under Dutch GAAP	(77,942)	(74,897)

a) Goodwill- amortization	3,215	2,593
b) Goodwill- purchased assets	(363)	(424)
c) Deferred financial costs	1,492	1,680
d) Investments grants	112	79
e) Redundancy provision	—	100
g) Valuation of loan – covenant violation	325	350

Group equity under US GAAP	(73,161)	(70,519)

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a) Goodwill — amortization
Under Dutch GAAP, goodwill is amortized over its estimated useful life of 10 years and tested for impairment when certain indicators of impairment exist. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference.
Under US GAAP the Company adopted SFAS 142, ‘Goodwill and Other Intangible Assets’, effective January 1, 2002. SFAS 142 specifies that goodwill and other intangibles with an indefinite life are no longer amortized. but rather tested for impairment on an annual basis and whenever certain triggering events are identified. SFAS 142 requires a two-step impairment test to analyze whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. The Company estimates the fair value of each reporting unit using estimates based on a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognized. If the fair value of the reporting unit is lower than the book value, step two of the goodwill impairment test must be performed. The second step is to measure the amount of the impairment loss, if any, through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference.
The goodwill originates from 2002, when the company acquired Pharma Bio-Research Group BV. Initial goodwill recorded amounted to EUR 72.6 million. Given market circumstances and financial performance of the company an impairment test on the goodwill was performed during 2003. As a result the book value of the goodwill was reduced to EUR 11.3 million. Impairment tests performed during 2004 and 2005 did not result in any additional impairment to goodwill under Dutch GAAP or US GAAP.
The US GAAP adjustment reverses amortization expense and the associated movement in accumulated amortization recorded under Dutch GAAP.
b) Goodwill — purchased assets
In 1999 the Company has acquired assets of a bankrupt company of which the fair value was above the book value by EUR 2.68 million. Under Dutch GAAP the Company did not perform fair value adjustments at the time of the acquisition but rather applied the historical cost value. The difference between the fair value of the assets and the historical cost value has been recorded in the books of the Company as goodwill.
Under US GAAP, the acquisition did not qualify for business combination accounting in accordance with APB 16, Business Combinations. The depreciable lives of goodwill and tangible fixed assets differ causing a timing difference related to the recognition of the amortization and depreciation expense. Furthermore, the remaining goodwill balance as of December 31, 2005 of EUR 0.1 million will be reclassed to Tangible Fixed Assets under US GAAP.
The US GAAP adjustment reclasses the amount initially recorded in goodwill to tangible fixed assets and reverses the current year amortization expense and accumulated amortization taken on this goodwill under Dutch GAAP to properly record the depreciation expense.
c) Deferred Financial Costs
As part of the acquisition in 2002 the Company had to reorganize its financial structure with the banks and as a result the Company had to pay financing fees amounting to EUR

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2.8 million. Under Dutch GAAP these financing costs are capitalized and amortized over a term of 3 years. Under US GAAP these financing costs are capitalized as a non-current asset and the related costs are recognized as interest expense over the related term of the debt (7-9 years).
The US GAAP adjustment reverses amortization expense and the associated movement in accumulated amortization recorded under Dutch GAAP to properly record the interest expense and the associated movement in debt under US GAAP.
d) Investments grants
In December 2005 the Company received from the governmental organization for investment grants (SNN) a confirmation for an investment premium on investments made in 2002 and 2003 totalling EUR 0.5 million. Under Dutch GAAP half of the investment premium received has been accounted for as a profit in Financial Year 2005 and the remainder will be released in the coming years.
Under US GAAP this investment subsidy should be part of the historical cost of the investment and should be amortized over the economic life of the related assets. The investment grant has been received under stringent conditions (e.g. a ban on selling the related assets for a certain period of time) and as a result the Company runs the risk that a part of the investment grant has to be repaid to SNN. For this risk under US GAAP an accrual has been recorded of EUR 0.1 million. This risk will diminish over time as 2007 approaches.
e) Redundancy Provision
At December 31, 2005, EUR 0.1 million was accrued for redundancy payments. The persons involved were informed after the end of the financial year. Under Dutch GAAP a redundancy provision is formed for employees, which have been informed of their dismissal prior to the date that the financial statements are authorized. Under US GAAP to the Company accounts for a redundancy provision only if the announcements are made before the end of the financial year. The US GAAP adjustment reverses the redundancy accrual recorded under Dutch GAAP.
f) Restructuring Provision
In 2004 under Dutch GAAP a restructuring provision of EUR 1.1 million was recorded regarding the lease payments of a building which was going to be vacated and which was not going to be used anymore. Under US GAAP to the Company accounts for this restructuring provision in financial year 2005 since the actual cease use date of the premises was in 2005.
The US GAAP adjustment accounts for the related costs of the restructuring provision in 2005 instead of 2004. This reconciling item does not effect the equity position under US GAAP as at December 31, 2005.
g) Valuation of loan – covenant violation
In 2002 the company received a loan from the Bank of Ireland with a principal amount of EUR 11.3 million. Since loan covenants were not met and the loan can be claimed directly by the Bank under Dutch GAAP it is valued against nominal value.
Under US GAAP the company accounts this loan using fair value and accretes the loan to nominal value over the term of the loan.
The US GAAP adjustment accounts for the difference between the nominal value of the loan and the fair value under US GAAP.

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